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                                                                   EXHIBIT 23.2






              REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Supervisory Board and Board of Management
Celanese AG:

The audits referred to in our report dated August 31, 2004, except for Paragraph one of Note 28 which is as of October 6, 2004, and Paragraph two of Note 28 which is as of October 26, 2004, included the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2003, included in the registration statement. This consolidated financial statement schedule is the responsibility of the Celanese's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated August 31, 2004, except for Paragraph one of Note 28 which is as of October 6, 2004, and Paragraph two of Note 28 which is as of October 26, 2004, contains explanatory paragraphs that state that (a) Celanese changed from using the last-in, first-out or LIFO method of determining cost of inventories at certain locations to the first-in, first-out or FIFO method as discussed in
Note 3 to the consolidated financial statements, (b) Celanese adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations", effective January 1, 2003, adopted Financial Accounting Standards Board Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51", effective December 31, 2003, adopted SFAS No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002, early adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Acitivities", effective October 1, 2002, and changed the actuarial measurement date for its Canadian and U.S. pension and other postretirement benefit plans in 2003 and 2002, respectively, and (c) we also have reported separately on the consolidated financial statements of Celanese for the same periods, prior to the change from the LIFO to the FIFO method of determining cost of inventories. Those consolidated financial statements were presented separately using the U.S. dollar and the euro as the reporting currency.


/s/ KPMG Deutsche Treuhand-Gesellschaft
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Aktiengesellschaft Wirtschaftsprufungsgesellschaft
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Frankfurt am Main
November 2, 2004